Exhibit 99.1

American Resources Corporation Selects PCG Advisory for Investor Relations Initiatives

June 18, 2019 | Source: American Resources Corp.

FISHERS, INDIANA / ACCESSWIRE June 18, 2019 / American Resources Corporation (NASDAQ: AREC), a supplier to the rapidly growing global infrastructure marketplace, with a primary focus on the extraction, processing, transportation, and distribution of metallurgical coal to the steel industry, has selected PCG Advisory Inc. (“PCG”) as the Company’s advisor with a goal to increase market awareness and public outreach at large.

PCG is a leading New York City-based Investor Relations and Digital Strategy firm with a focus on broadening awareness, visibility, and credibility of emerging growth companies. With over twenty years of experience, PCG will assist AREC with market outreach, and will work to serve investors, while increasing corporate visibility.

“We’re happy to have the team at PCG join us in helping deliver the American Resources story and objectives to the financial community,” stated Mark Jensen, Chief Executive Officer. “Our company’s growth is something that we’re passionate about and proud of, and we’re optimistic about our position in the metallurgical coal and steel markets. The demand for our coal qualities is significant in these particular markets as the need and desire for infrastructure improvements continues to evolve worldwide”.

Founder and CEO of PCG Advisory Inc., Jeff Ramson, noted: “We’re excited to be working with American Resources Corporation to further introduce the management team to the investment community, and beyond. We believe the Company’s outlook is unique and resonates well, and our team looks forward to moving ahead with investor relations activities. Working with the team at AREC, PCG will execute and bring value to their shareholder base.”

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions. The Company is committed to being one of the lowest cost operators in the Central Appalachian basin (CAPP) and throughout all its coal mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical coal and pulverized coal injection (PCI) to the steel industry. AREC’s operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia, where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:

http://www.americanresourcescorp.com

About PCG Advisory Inc.

Founded in 2008, PCG Advisory is dedicated to the delivery of top-tier strategic advisory services that encompass investor and stakeholder relations, capital markets navigation, corporate communications and social media management for emerging growth companies. The team at PCG has extensive experience with life science, fintech and blockchain technology and works with innovative and emerging companies from around the globe. As an aggregation, distribution, and engagement platform, PCG reaches thousands of individual, retail and institutional investors and stakeholders in its proprietary and extensive distribution network as well as through the use of unique multimedia marketing and audience development techniques. For more information, go to: www.pcgadvisory.com

Institutional/Retail/Individual Contact:

American Capital Ventures
Howard Gostfrand, President
305-918-7000 – Office
hg@amcapventures.com
www.amcapventures.com

PCG Advisory
Jeff Ramson, CEO
646-863-6893
jramson@pcgadvisory.com
www.pcgadvisory.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Source: American Resources Corporation